UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of report (Date of earliest event reported): December 8, 2005

                       PROTOCALL TECHNOLOGIES INCORPORATED
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
            --------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                       0-51111                            41-2033500
                   ------------                     --------------------------

               (Commission File Number)       (IRS Employer Identification No.)
             --------------------------       -------------------------------


                    47 MALL DRIVE                                  11725-5717
                  COMMACK, NEW YORK
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       (Address of Principal Executive Offices)                     (Zip Code)

                                 (631) 543-3655
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              (Registrant's Telephone Number, Including Area Code)


             (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On December 8, 2005, we completed a private placement of our common stock and a warrant to purchase common stock with two accredited investors resulting in gross proceeds of $350,000 pursuant to a securities purchase agreement with each investor. The investors purchased an aggregate of 2,023,121 shares of our common stock at a purchase price of $.173 per share. In consideration of the investors' purchase of the shares, we issued the investors three-year warrants to purchase an aggregate of 1,011,560 shares of our common stock at an exercise price of $.50 per share. Except for the cashless exercise rights described below, the warrants have the same terms and conditions as the warrant issued in our September 2005 private placement and attached as Exhibit 4.1 to our Current
Report on Form 8-K filed with the U.S. Securities and Exchange Commission on
October 3, 2005.

This private placement, coupled with our cost reductions and strict cash management will allow us to continue operations into January 2006 while we continue our fundraising activities.

The per share price of the common stock is subject to anti-dilution adjustment in the case of the sale of discounted common stock or discounted convertible securities. The number of shares issuable upon exercise and the per share exercise price of the warrant are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, consolidation or merger or in the case of the issuance of our common stock or convertible securities at a per share price below the exercise price of the warrant. Similar anti-dilution provisions were contained in the securities purchase agreements and warrants entered into and issued in our June 2005 and September 2005 private placements, and those provisions were triggered by the December 8, 2005, private placement. As a result, the number of shares of common stock issued to the June and September 2005 private placement investors was increased from 6,696,429 (after anti-dilution provisions of the September placement) to 13,005,780, and the exercise price for the warrants issued to these investors was decreased to $.173 per share.

The warrants contain a cashless exercise provision permitting the holder to pay the exercise price associated with any exercise by having us withhold a number of shares otherwise issuable upon such exercise having a fair market value equal to the applicable aggregate exercise price. In the event such provision is used with respect to an exercise, we would receive no proceeds upon such exercise. We also agreed with the investor in our September 2005 private placement, who is one of the current private placement investors, to replace the warrant issued to that investor with a new warrant that has cashless exercise rights and has the decreased exercise price described above, but otherwise contains the same terms as the warrant issued in September 2005.We also granted the investors so-called
"piggy-back" registration rights covering the shares of common stock and the shares of common stock underlying the warrants, which provide that we will include the shares in future registration statements filed by us under the Securities Act of 1933.

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

The foregoing summary description of the securities purchase agreement is qualified by reference to the full text thereof, the form of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

Neither the shares of common stock purchased by the investors nor the shares of common stock underlying the warrants were registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) and Regulation D under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The investors qualified as accredited investors, as defined in Regulation D, in order to receive the common stock and the warrants. The shares of common stock and the shares of common stock underlying the warrants cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available.

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


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.


Exhibit No.  Description
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10.1         Form of Securities Purchase Agreement, dated December 8, 2005, between  Protocall Technologies Incorporated and each investor.



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



                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                       PROTOCALL TECHNOLOGIES INCORPORATED


Date:  December 13, 2005                         By: /s/ Donald J. Hoffmann
                                                     ----------------------
                                                         Donald J. Hoffmann
                                                         Chief Executive Officer